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                                                                   EXHIBIT 23.03

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the references to our firm under the captions "Selected Consolidated Financial Data," "Change in Auditors" and "Experts" and to the use of our report dated March 7, 1995 included in the Registration Statement (Form SB-2) and related Prospectus of Macrovision Corporation for the registration of its common stock.

                                          Ernst & Young LLP

Palo Alto, California

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    The foregoing consent is in the form that will be signed upon the completion of the reincorporation of the Company in Delaware and the related exchange of common and preferred shares as described in Note 1 of Notes to Consolidated Financial Statements.


                                          /s/  Ernst & Young LLP


Palo Alto, California
February 10, 1997